First Century Bankshares, Inc. April 22, 2008 April 22, 2008 2008 Annual Stockholder’s Meeting 2008 Annual Stockholder’s Meeting Exhibit 99.1

Net Income $3,055 $4,004 $4,489 $4,688 $- $2,000 $4,000 $6,000 2004 2005 2006 2007 NET INCOME

Year-End Stock Price $24.00 $23.50 $28.00 $25.50 $20.00 $25.00 $30.00 2004 2005 2006 2007 YEAR-END STOCK PRICE

Nonperforming assets/total assets 0.95% 0.84% 0.81% 0.68% 0.52% 0.00% 0.50% 1.00% 2003 2004 2005 2006 2007 NONPERFORMING ASSETS/TOTAL ASSETS

$314 $348 $328 $334 $341 $280 $300 $320 $340 $360 2003 2004 2005 2006 2007 TRUST ASSETS UNDER ADMINISTRATION Trust Assets

2007 Comparison
Strategic Plan to Actual
Strategic Plan
Strategic Plan
Actual
Actual
Average Assets $ 421,021,000 $ 428,597,000
Net Income $     4,692,000 $     4,688,000
Earnings per
share
$              2.40 $              2.40
Dividends $              1.20 $              1.10

2007 Comparison Strategic Plan to Actual Strategic Strategic Plan Plan Actual Actual Return on Average Assets 1.11% 1.10% Return on Average Equity 11.90% 11.79% Share price $31.15 $25.50

Beckley Branch Data as of 2/29/08: Total Loans: $ 17,414,451 Total Deposits: $ 2,495,834 Artist Rendering Artist Rendering Beckley Branch – Opening April 28, 2008 GRAND OPENING – May 22, 2008

Beckley Branch Making progress… March 2008

Beckley Branch
Beckley Branch
Mori Williams
–
Vice President &
Regional Executive
Beckley Staff –
(1st Row)
Ashlea Bennett, Janey
Adkins (2
nd
Row)
Gail Grick,
Margot Bower, Amy Harms (3
rd
Row) Kevin Gillespie, Becky
Pritchard, Manon Wheeler, Cheryl Meadows, Eric Stovall